UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report September 15, 2020

(Date of earliest event reported)

Enservco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14133 County Rd 9 ½

Longmont, CO 80504

(Address of principal executive offices) (Zip Code)

(303) 333-3678

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ENSV	New York Stock Exchange - American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.      Unregistered Sales of Equity Securities.

Effective September 15, 2020, Cross River Partners L.P. converted subordinated notes in the principal amount of $1,250,000 and $264,737 of accrued interest due to it from Enservco Corporation (the “Company”) for a total of $1,514,737, into 6,054,022 shares of common stock of the Company at approximately $0.25 per share.

Cross River Partners L.P. is a related party of the Company by virtue of its significant ownership in the Company and Richard A. Murphy, the Principal Executive Officer of the Company and Chairman of the Board, is also the managing partner of Cross River Partners, L.P. After the issuance described in this report, Cross River Partners L.P. (and its affiliates) owned approximately 30% of the outstanding common stock of the Company.

The shares were issued pursuant to an exemption from registration under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSERVCO CORPORATION

Date: September 16, 2020	By:	/s/ Richard A. Murphy
Richard A. Murphy